UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 24, 2008

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(c)           PDL BioPharma, Inc. (the “Company” or “we”) entered into an employment offer letter with Faheem Hasnain effective as of September 24, 2008 (the “Offer Letter”) pursuant to which Mr. Hasnain has agreed to join the Company as its President and Chief Executive Officer effective October 1, 2008.  Mr. Hasnain will also join our Board of Directors (the “Board”) on October 1, 2008.

Mr. Hasnain is 50 years old.  From October 2004 to September 2008, Mr. Hasnain served at Biogen Idec Inc., most recently as its Executive Vice President, Oncology/Rheumatology Strategic Business Unit.  From March 2002 to September 2004, Mr. Hasnain served as President, Oncology Therapeutics Network, at Bristol-Myers Squibb.  From January 2001 to February 2002, Mr. Hasnain served as Vice President, Global eBusiness, at GlaxoSmithKline and from 1988 to 2000 he served in key commercial and entrepreneurial roles within GlaxoSmithKline and its predecessor organizations, spanning global eBusiness, international commercial operations, sales and marketing. Mr. Hasnain serves as a member of the Board of Directors of Tercica, Inc., a publicly held biopharmaceutical company.  Mr. Hasnain received a B.H.K. and B.Ed. from the University of Windsor Ontario in Canada.

Pursuant to the Offer Letter, we will employ Mr. Hasnain as an at-will employee for an annual base salary of $550,000.  Mr. Hasnain’s annual target bonus will be 75% of his annual base salary, with the actual amount earned dependent upon company and individual performance. Mr. Hasnain’s bonus with respect to 2008 service would be prorated based on his October 1, 2008 employment commencement date and would be determined by his contribution to the Company’s achievement of 2008 goals and objectives and his individual performance during 2008.

Also, we agreed to grant to Mr. Hasnain on his employment commencement date an option to purchase 650,000 shares of common stock of the Company (the “New Hire Option”) and a restricted stock award for 125,000 shares of common stock of the Company (the “New Hire RSA”).  The New Hire Option will vest over four years, with one-fourth of the shares vesting one year after grant and the remainder vesting in equal monthly increments over the remaining three years.  The New Hire RSA will vest with respect to one-fourth of the shares annually following grant.

Mr. Hasnain will receive a monthly housing allowance of $6,000 beginning on his employment start date and ending on the earlier of his termination of employment or the second anniversary of his employment start date.  Also, we agreed to reimburse Mr. Hasnain for reasonable moving expenses.

Mr. Hasnain will participate in the Company’s Retention and Severance Plan for Chief Executive Officer (the “Plan”), which provides benefits in connection with a “Change in Control” or Mr. Hasnain’s “Involuntary Termination” (as those terms are defined in the Plan).

Under the Plan, if the surviving or acquiring entity in a Change in Control does not assume or substitute equivalent awards for Mr. Hasnain’s equity awards whose vesting is based on continued service alone (“service-based equity awards”), then such awards will vest in full immediately prior to the Change in Control. In addition, all equity awards held by Mr. Hasnain whose vesting is based on achievement of performance goals (“performance-based equity awards”) would vest in full immediately prior to the Change in Control in an amount that would vest had the target level of performance been achieved.

The Plan also provides for severance, health and life insurance continuation benefits and acceleration of vesting of equity awards in the event of Mr. Hasnain’s Involuntary Termination, subject to Mr. Hasnain’s execution of a general release of all claims against the Company.

Upon Involuntary Termination within 18 months after a Change in Control, Mr. Hasnain would be entitled to:

•                  A lump sum payment equal to two years of Mr. Hasnain’s annual base salary and two times his annual target bonus;

•                  Continuation of health and life insurance benefits for 24 months;

•                  100% of the unvested portion of Mr. Hasnain’s equity awards, including awards granted by the surviving or acquiring entity after the Change in Control, would become vested; and

•                  Stock options held by Mr. Hasnain would remain exercisable for one year after termination of employment.

If an Involuntary Termination occurs at any time other than within 18 months after a Change in Control, then Mr. Hasnain would be entitled to:

•                  A lump sum payment equal to 18 months of Mr. Hasnain’s annual base salary and 1.5 times his annual target bonus;

•                  Continuation of health and life insurance benefits for 18 months;

•                  Any unvested service-based equity awards held by Mr. Hasnain, which would otherwise vest during the 18 months following termination, would become vested;

•                  Except for awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the vesting of performance-based equity awards would accelerate to the extent that the award would vest had the target level of performance been achieved, subject to proration if the performance period would have continued for more than 18 months beyond the date of Mr. Hasnain’s termination of employment;

•                  Performance-based equity awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code will vest based upon the actual achievement of the applicable performance goals at the end of the performance period, subject to proration if the performance period extends more than 18 months beyond Mr. Hasnain’s termination of employment; and

•                  Stock options held by Mr. Hasnain would remain exercisable for one year after termination of employment.

Should we complete our planned spin-off of our biotechnology business, (1) Mr. Hasnain will join the distributed corporation at the time of its spin-off as its President and Chief Executive Officer under employment terms substantially similar to those provided by the Offer Letter, (2) the Company will terminate Mr. Hasnain’s employment with the Company at that time, and (3) Mr. Hasnain will resign from the Company’s Board, at the request of our Board.  Mr. Hasnain will be appointed as a member of the Board of Directors of the distributed corporation at or prior to the time of the spin-off.  Pursuant to the Offer Letter, Mr. Hasnain agreed that neither the spin-off of our biotechnology business nor his termination of employment with the Company in connection with his assumption of duties with the distributed corporation will entitle him to any rights or benefits under the Plan.

The Offer Letter and the Plan are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.  The foregoing description of the Offer Letter and the Plan is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

The press release announcing the above executive change is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Offer Letter between PDL BioPharma, Inc. and Faheem Hasnain effective September 24, 2008.

10.2	PDL BioPharma, Inc. Retention and Severance Plan for Chief Executive Officer.

99.1	Press Release issued by PDL BioPharma, Inc. on September 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2008

PDL BioPharma, Inc.

	By:	/s/ Francis Sarena
Francis Sarena
Vice President, General Counsel and Secretary